Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-240022, 333-239191, 333-213119, 333-190434, 333-169467, 333-158220, 333-144097, 333-86550, and 333-30736) on Form S-8 and the registration statement (No. 333-182572) on Form S-4 of our reports dated February 22, 2023, with respect to the consolidated financial statements and financial statement Schedule II - Valuation and Qualifying Accounts of DaVita Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP

Seattle, Washington
February 22, 2023